EXHIBIT 23.2
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                        Consent of Mitchell & Titus, LLP


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                       [Mitchell & Titus, LLP Letterhead]










The Board of Directors
Carver Bancorp, Inc.



         We consent to incorporation by reference in the Registration Statement on Form S-8 of Carver Bancorp, Inc. of our report dated May 31, 1996, relating to the consolidated statements of consolidated financial condition of Carver Federal Savings Bank and subsidiaries as of March 31, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the year ended March 31, 1996, which report is incorporated by reference in the March 31, 1996 Annual Report on Form 10-K of Carver Federal Savings Bank and subsidiaries.

                                       /s/ Mitchell & Titus, LLP
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                                       Mitchell & Titus, LLP


New York, New York
March 17, 1997